EXHIBIT 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN DALLAS DUBAI HONG KONG LONDON MOSCOW NEW YORK RIYADH WASHINGTON
April 5, 2006
001349.0334
ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079
Ladies and Gentlemen:
     As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by ConocoPhillips, a Delaware corporation (“ConocoPhillips”), ConocoPhillips Company, a Delaware corporation (“CPCo”), and ConocoPhillips Australia Funding Company, a Delaware corporation (“Funding”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by ConocoPhillips, CPCo and Funding from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (a) ConocoPhillips’ unsecured senior debt securities (the “ConocoPhillips Debt Securities”) fully and unconditionally guaranteed by CPCo (the “ConocoPhillips Debt Guarantees”); and (b) Funding’s unsecured senior debt securities (the “Funding Debt Securities” and, together with the ConocoPhillips Debt Securities, the “Debt Securities”) fully and unconditionally guaranteed by ConocoPhillips and CPCo (the “Funding Debt Guarantees” and, together with the ConocoPhillips Debt Guarantees, the “Debt Guarantees”). The Debt Securities and Debt Guarantees are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
     Each series of the ConocoPhillips Debt Securities and the related ConocoPhillips Debt Guarantees will be issued pursuant to the Indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, CPCo, as guarantor, and The Bank of New York Trust Company, N.A., as trustee (the “ConocoPhillips Indenture”); and each series of the Funding Debt Securities and the related Funding Debt Guarantees will be issued pursuant to an indenture to be entered into between Funding, as issuer, ConocoPhillips and CPCo, as guarantors, and U.S. Bank National Association, as trustee (the “Funding Indenture” and, together with the ConocoPhillips Indenture, the “Indentures”). Each Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.
     In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) ConocoPhillips’ Restated Certificate of Incorporation and Bylaws, each as amended to date (the “Charter Documents”), the ConocoPhillips Indenture, the form of Funding Indenture (as filed as an exhibit to the Registration Statement), and the corporate records of ConocoPhillips, CPCo and Funding, certificates of public officials and of representatives of ConocoPhillips, CPCo and Funding,

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including minute books of ConocoPhillips, CPCo and Funding as furnished to us by each of them respectively, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of ConocoPhillips, CPCo and Funding and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that:
     (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;
     (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;
     (d) the Board of Directors of ConocoPhillips and, if applicable, CPCo and Funding or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents of ConocoPhillips and, if applicable, CPCo and Funding, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities, and to authorize the terms of the offering and sale of such Securities and related matters;
     (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by ConocoPhillips, CPCo, Funding and the other parties thereto (the “Underwriting Agreement”);
     (f) all Securities will be delivered in accordance with the provisions of the applicable Underwriting Agreement approved by the Board upon payment of the consideration therefor provided for therein;
     (g) if such Debt Securities are Funding Debt Securities, an indenture substantially in the form of the Funding Indenture will have been duly executed and delivered by Funding, ConocoPhillips, CPCo and the trustee thereunder;
     (h) in the case of any series of Debt Securities issuable under an Indenture:

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(i)	the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

(ii)	the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

(iii)	forms of Debt Securities, including, if applicable, the related Debt Guarantees, complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities and, if applicable, the related Senior Debt Guarantees will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.
          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:
     1. The ConocoPhillips Debt Securities will, when issued, constitute legal, valid and binding obligations of ConocoPhillips, enforceable against ConocoPhillips in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.
     2. The Funding Debt Securities will, when issued, constitute legal, valid and binding obligations of Funding, enforceable against Funding in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.
     3. The Debt Guarantees of ConocoPhillips or CPCo relating to any Debt Securities will, when issued, constitute a legal, valid and binding obligation of ConocoPhillips or CPCo, as applicable, enforceable against ConocoPhillips or CPCo, as applicable, in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

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     The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.